UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2019

Date of Report

(Date of earliest event reported)

APPLife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-227878	82-4868628
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California St.

Suite 4925

San Francisco, CA 94194

Phone: (415) 659-1564

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2019, APPlife Digital Solutions, Inc. (the “Company”) entered into a financial advisory and investment banking agreement (the “Agreement”) with CIM Securities, LLC (“CIM”), to act as a non-exclusive financial advisor and selling agent to the Company.  Under the terms of the Agreement, CIM shall conduct, on a best efforts basis, an offering of up to $2,500,000 in gross proceeds, with an overallotment up to $3,000,000.  The final terms and structure of the offering will be mutually agreed upon by the Company and CIM.  The Agreement shall have a term of three (3) months and will continue thereafter on a month-to-month basis until either party provides the other with ten (10) days’ notice of its intention to cancel the Agreement.   CIM shall be entitled to an advisory fee of $15,000, half of which was due upon the execution of the Agreement and the remaining half due upon the first $50,000 raised by CIM.  CIM shall receive a cash placement fee equal to five percent (5.0%) of the gross proceeds and an extra two percent (2.0%) non-accountable expense/wholesaling fee that will only be charged on monies and subscriptions that are brought in from any other FINRA member broker dealer other than CIM.   CIM may “re allow” any portion it negotiates with other FINRA licensed brokers as well but cash commissions will not be more than seven percent (7.0%). If the Company consummates any debt financing defined as mezzanine financing, unitranche, and/or structured debt finance (to include debt which is convertible into equity and/or include warrants), then CIM shall receive a cash placement fee equal to three percent (3.0%) of the gross proceeds and an extra two percent (2.0%) non-accountable expense/wholesaling fee that will only be charged on monies and subscriptions that are brought in from any other FINRA member broker dealer other than CIM. CIM may “re allow” any portion it negotiates with other FINRA licensed brokers as well but cash commissions will not be more than five percent (5.0%) on debt financing.  Should the Company source any accredited, suitable and sophisticated investors on its own efforts during the term of the Agreement, no fees shall be paid to CIM.  CIM shall be entitled to an M&A fee of five percent (5%) of the total consideration paid for any transaction completed between the Company and any targeted buyout, acquisition, or merger introduced by CIM.  CIM shall also be entitled to a business development fee equal to five percent (5%) of the total gross value to the Company of any and all contracts and/or other business development deals with any party worked or introduced, directly or indirectly, by CIM and/or its introduced affiliates.  CIM shall receive three (3) warrants to purchase shares of the Company’s common stock in the amount of five percent (5%) of the number of total shares of stock, funding amount and/or warrants at the same exercise price as paid for in the offering.

The foregoing information is a summary of the Agreement described above, is not complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.  Readers should review the Agreement for a complete understanding of the terms and conditions of the transaction described above.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1	Financial Advisory and Investment Banking Agreement dated July 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2019

APPLIFE DIGITAL SOLUTIONS, INC.

/s/ Matthew Reid_________________

Matthew Reid

Principal Executive Officer